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                                                                Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, and 333-29949 of
MFIC Corporation (the "Company") on Form S-8 of our report dated March 29, 2001, except for Note N, as to which the date is April 13, 2001 appearing in this Annual Report on Form 10-K of MFIC Corporation for the year ended December 31, 2000.

/s/ DELOITTE AND TOUCH LLP

Boston, Massachusetts
April 13, 2001